UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          Form 8-K

                       Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

 Date of Report (Date of earliest event reported) July 30, 2012
                 --------------------------

               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

   Delaware             000-27503                22-1734088
-----------           ---------------           -------------
(State or other         Commission             (IRS Employer
jurisdiction of        File Number)           Identification No.)
incorporation)


            44 Hunt Street, Watertown, MA  02472
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          (Address of principal executive offices)

                       (617)-668-6855
 ----------------------------------------------------------
    (Registrant's telephone number, including area code)

                       Not Applicable
    (Former name or former address, if changed since last
                           report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On July 30, 2012, the Board of Directors of Dynasil Corporation of America ("Dynasil" or the "Company") elected William K. Hagan, Ph.D. to the Board for a term to expire at the Company's next Annual Meeting of Stockholders. Dr. Hagan will fill the position vacated by Harvey Goldberg's departure in May of 2012. Dr. Hagan will serve as Chairman of the Company's Compensation Committee.

Dr. Hagan will be entitled to receive the same compensation for his service on the Board as the Company's other non-employee directors, as more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on January 11, 2012. Dr. Hagan and the Company will enter into the Company's standard indemnification agreement for directors, the form of which agreement was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on February 14, 2012.

Dr. Hagan, age 61, former acting Director of the federal government's Domestic Nuclear Detection Office (DNDO), part of the Department of Homeland Security, will add knowledge and experience to the Board from his four years with DNDO, as well as 30 years of senior technical and business management experience at Science Applications International Corporation (SAIC). While at SAIC, Dr. Hagan served in roles of increasing responsibility, including CTO for International and Commercial Business, Deputy Business Unit Manager and Senior Vice President. Dr. Hagan currently serves as a Director for Spectral Labs, Inc. in San Diego, CA. Dr. Hagan has a Ph.D. in Physics from the University of California, San Diego.

A copy of the press release announcing Dr. William Hagan's election to the Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Dynasil Board of Directors also approved a compensation plan for Peter Sulick who is serving as the Company's Interim President and Chief Executive Officer. As disclosed in a Form 8-K filed on July 3, 2012, following the resignation of Steven Ruggieri as Chief Executive Officer and President on June 27, 2012, Mr. Sulick, the Company's Chairman of the Board, is serving as the Company's Interim Chief Executive Officer and President, while a search is conducted by the Board for a permanent Chief Executive Officer and President. While in this role, Mr. Sulick will be compensated at the rate of $16,573 per month. Additionally, Mr. Sulick was granted 100,000 shares of Dynasil common stock on July 30, 2012 as compensation for assuming the interim role and a lump sum cash payment of $40,000 to address Mr. Sulick's tax liability in connection with such stock award. Mr. Sulick will also receive an additional 25,000 shares of common stock to be awarded quarterly, beginning on January 1, 2013, while he continues in the interim position. Mr. Sulick was also granted an award of 100,000 shares of restricted stock that will vest quarterly over a two year period while he continues in his role as Chairman of the Board. This award replaces the unvested 125,000 option portion of Mr. Sulick's prior award of 400,000 options to purchase common stock that was granted in October of 2009 when he became Chairman of the Board. Those 125,000 unvested options have been cancelled.

For additional information regarding Mr. Sulick, see the Company's Form 8-K filed on July 3, 2012, Annual Report on
Form 10-K for the fiscal year ended September 30, 2011 and Proxy Statement filed on January 11, 2012.



Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1 Press release, dated August 1, 2012, issued by Dynasil
     Corporation of America announcing Dr. William Hagan's election to the Board of Directors.


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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          DYNASIL CORPORATION OF AMERICA

Date:     August 1, 2012  By:  /s/ Richard Johnson
                          Name: Richard Johnson
                          Title:  Chief Financial Officer